EXHIBIT 10.17

                                   EXHIBIT A-1

         1998 Performance Goals and Performance Based Compensation

I.       Formula

                                                               PERFORMANCE
                                                                  BASED
    A.   EARNING PER SHARE                                 COMPENSATION FORMULA
         For each $.01 increase............................      $43,500

B.       INCREASE IN COMMON STOCK PRICE
         For each $.0625 increase in per share
         price of a share of Common Stock
         from $28.875 per share............................      $ 4,225

II.      Method of Payment

         A. CASH. The Performance Board Compensation determined for 1998 under the formula set forth in Section I above shall be paid in cash if and to the extent such Compensation does not exceed $1,250,000.

         B. RESTRICTED STOCK. If the Performance Based Compensation determined for 1998 under the formula set forth in Section I above exceeds $1,250,000 (such excess amount being referred to as the "Additional Amount"), the Executive shall be granted a number of shares of restricted Class B Common Stock of the Company (the "Shares") equal to the amount determined by dividing (i) two times the Additional Amount, by (ii) closing price for the Class B Common Stock of the Company on the American Stock Exchange as of the close of trading on December 31, 1998. The value of any fractional shares shall be paid in cash. The restrictions on the Shares shall lapse on the first to occur of (i) October 15, 2014, (ii) termination of the Executive's employment with the Company by reason of Executive's disability or death, (iii) the Executive's termination of employment with the Company for Good Reason; (iv) the Company's termination of Executive's employment without Cause, or (v) the occurrence of a Change in Control of the Company ("Good Reason", "Cause", and "Change in Control" to be defined in a manner consistent with the most recent grant of Restricted Stock by the Company to the Executive).



Dated:       March 23, 1998                         /s/ Paul Manley
                                                 ---------------------
                                                 Paul Manley, Chairman
                                                 Compensation Committee